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                                                                   EXHIBIT 10.39

                                                                   Contract No.:
                                                            Date: 21st June 2007


SALES CONTRACT BY AND BETWEEN YINGLI AND CYMI

CYMI's reference number: BO: 76806


The Sellers:  Banding Tianwei Yingli New Energy Resources Co., Ltd

              No.3055, middle Fuxing Road, Beading City, China
              Tel: +86-312-8929801
              Fax: +86-312-3151881
              In representation of the company:
              Dr. Seok-Jin Lee, Chief Operating Officer


The Buyers:   Control y Montages industriales CYMI S.A.

              C/ Teide no 4-2nd planta, edificio F7,
              28709 San Sebastian de los Reyes, Madrid
              Tel. +34 91 659 3360
              Fax. +34 91 659 3370
              Tax ID number: ES A- 59920330
              In representation of the company:
              Mr. Jose Luis Salazar Ode. Deputy National Manager


The undersigned Sellers and Buyers agreed to close the following transactions according to the terms and conditions stipulated below:

     1.   DESCRIPTION OF GOODS:

Commodity and Specification              Unit Fixed                Total Amount
Crystalline solar module     Quantity    Price & Terms             in euros
--------------------------------------------------------------------------------
YINGLI YL1G5W(15%            9.547.00w   (euro)[-]*/wp on site
YINGLI YL 170W (70%)                     (euro)[-]*/wp on site     [in]*(euro)
YINGLI YL 175W(15%)                      (euro)[-]*/wp on site
--------------------------------------------------------------------------------
Total Amount                 56.160 pcs + 20 pcs (spare pats to be supplied
of Modules                   free of charge)
--------------------------------------------------------------------------------

--------------------
* INFORMATION INTENTIONALLY OMITTED; CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH INFORMATION, AND SUCH INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



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The seller commits to serving 70 modules extra at the agreed price of 2,83 Jwp until the end of January 2008, should the buyer request it.

     2.   DELIVERY SCHEDULE :

2.5 MW to be boarded on Xingang Port before week n degrees 30th of year 2007 (23rd to 29th of July 2007)
2.5 MW to be boarded on Xingang Port before the week n degrees 35th of year 2007 (27th to 31st of August 2007)
2.5 MW to be boarded on Xingang Port before week n degrees 39th of year 2007 (24th to 30th of September 2007)

The outstanding power to be supplied to complete the order of 9.550.600 watts to be hoarded on Xingang Port before week n degrees 43rd of year 2007 (22nd to 28th of October 2007)

The above mentioned schedule for delivery is the latest one valid. Should the Supplier be in the position to anticipate the delivery schedules mentioned above, the (Buyer is obliged to pay for the modules arriving on its site as stated in clause 3.

     3.   PAYMENT TERMS :

Payment of the order will be done through an irrevocable LC- Letter of Credit at sight that the Buyer will extend to the Seller.

The LC will be extended for the 100% of the order of each delivery agreed upon in clause 2.

Insurance confirmation until final destination, 'EC certifications and Safety Class II will be presented to Buyer once in advance.

The documentation to be presented to successful completion of the I.C. is the following:

     -    Bill of lading of the containers- B/L
     -    Insurance confirmation of the containers until final destination
     - Digital flash report of the modules, to be confirmed by supervising company designated by Buyer
     -    Commercial invoice
     -    Packing list
     - Document acknowledging reception of containers on site, signed by an accredited person to be designated by the Buyer (more than one person should be authorised to sign the reception of the goods)

The payment of the LC will be done no later than five working days after the reception of the modules has been signed by any of the accredited people of the company. In the event that the seller does not supply the PV modules object of this contract as per the schedule dates indicated in clause 2, the penalties indicated below will be applied after a graced period of 3 days.

The Seller is liable to a daily penalty of 0.1% on the containers that have not been shipped out from Chinese Port (departing date) in the terms stated in clause 2, excepting force majeure, circumstance beyond the reach of the Supplier.



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The maximum penalty the Seller is liable to will not under any circumstance exceed the 10% of the total value of the order.

Should any of the parties cancel the present contract once production and shipping has started, he will compensate the other party with a 3% of the value of the outstanding quantity to be supplied. In the event of contract cancellation from the supplier, the penalty for late delivery of the cancelled amount will not be applied,

     4.   PORT OF LOADING : Xingang

     5.   PORT OF DESTINATION: Barcelona or Valencia (Spain)

     6.   CLASSIFICATION AND TOLERANCE OF THE MODULES

The Yingli modules have a tolerance of 3% as stated in the technical data sheet. Nonetheless, the total average power of the modules of each container will be equal or above nominal power.

     7.   CLAIMS

(1) Buyers are to assume full responsibilities for any consequences arising from ; a) the use of packing, designs or pattern made to order , b) fate submission of specifications or any other details necessary for the execution of this Sales confirmation; c) late payment.

(2) In case of quality discrepancy, claim should be filed by the Buyer within 30 days after the arrival of the goods at final destination. While for quantity discrepancy, claim should be filed by the Buyer within 15 days after the arrival of the goods at final destination. It is understood that the Seller shall not be liable for any discrepancy of the goods shipped due to causes for which the Insurance Company, Shipping Company, other transportation organizations and /or Post Office are liable.

(3) The Seller commits to replacing the defective, broken or outstanding modules that arrive on site within 2 weeks from time of request. Same terms applied in case of modules broken by the Buyer,

(4) In case of quality discrepancy, the Buyer should proceed in the following way:

          a) Taking digital pictures of the container before and after unloading

          b) Stating clearly in the reception document to be signed the reach of the damage (ex.: damaged box number, pallet etc.) and its description.

     8.   FORCE MAJEURE

The Seller shall not be held liable for failure or delay in delivery of the entire lot or a portion of the goods under this Sales Confirmation in consequence of any Force Majeure incidents.



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     9.   WARRANTY TERMS

(1) Tianwei Yingli New Energy Resources Co., Ltd ("Tianwei Yingli") warrants its PV modules to be free from failure due to the materials and manufacturing technology of the PV-modules under properly installation and normal operation conditions- If the PV-modules fail to accord with the warranty, Tianwei Yingli, at its option, will make repairs, replacement or compensation of them based on the purchasing prices within 5 years starting from the date that PV-modules are sold to initial customer. The options of repairs, replacement and compensation or refundment shall be the sole and exclusive.

(2) Baoding Tianwei YingLi guarantee output power of PV module is more than 90% of the minimum Peak Power within 10 years and more than 80% in 25 years. Within 10 years starting from the date that PV-modules are sold to the customer, if the output power of any PV module is less than 90% of minimum peak power listed in the data sheet provided by Tianwei Yingli at the date of PV-module shipment due to some failure of the materials and manufacturing technology, and it will have been confirmed, Tianwei Yingli should make remedy for these losses, covering the repair, replacement of mal-functional PV modules or refundment of the payments that are originally paid by the customers, at an annual depreciation 10% of the purchasing price.; Within 25 years starting from the date that PV modules are sold to the customer, if the output power of any PV-module is less than 80% of minimum peak power listed in the data sheet provided by Tianwei Yingli at the date of PV module shipment due to some failure of the materials and manufacturing technology, and it will have been confirmed, Tianwei Yingli should make remedy for these losses, covering the repair, replacement of mat-functional PV-modules or refundment of the payments that are originally paid by the customers, at an annual depreciation 4% of the purchasing price. The remedies shall be the sole and exclusive under the limited Peak Power Warranty.

     10.  RESPONSIBILITY OF THE PARTIES

Apart from the liabilities on the side on the Supplier derived from the present contract, Supplier subcontracts Scholl Regenerative Energien Gmbh for the following services: handling of the containers once they arrive in the port, transportation to final destination and the additional insurance that will be contracted by the former company covering the insurance from Chinese port to final destination.

     11.  ARBITRATION

All disputes arising from the execution of or in connection with this contract shall be settled through friendly negotiation. In case no settlement can be reached through negotiation, the case shall be handled under the jurisdiction of the Spanish Law.



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     12.  GENERAL TERMS

(1) The conversion efficiency indicated in the contract or in the attached data sheet of module means typical efficiency and termination with Power tolerance of 13%, for which no claims will be asked for.

(2) This Sales Confirmation is made in two original copies in English, one copy to be held by each Party in witness thereof.

(3) This contract is signed by both parties. Any modification or completion require to be put in writing and have to be signed by both parties.


The seller:                             The buyer:

/s/ Seok-Jin Lee (June 21,2007)         /s/ Jose Luis Salazar Orio
------------------------------          --------------------------
From Yingli Solar                       From CYMI
Dr. Seok-Jin Lee                        Mr. Jose Luis Salazar Orio
Chief Operating Officer                 Deputy National Manager
Vice General Manager